EXHIBIT 99.1

For immediate release:

TERRA NOVA FINANCIAL GROUP, INC. ANNOUNCES FOURTH QUARTER EARNINGS

CHICAGO, IL, March 26, 2010-Terra Nova Financial Group, Inc. (OTC Bulletin Board: TNFG), a specialized financial services firm that through its subsidiaries provides brokerage services for professional traders, hedge funds and money managers, today announced preliminary unaudited financial performance metrics for the three and twelve months ended December 31, 2009.

Operating Initiatives

       Due to the economic climate and after a thorough review of the Company's operations the Company initiated a restructuring program in November 2009. The objective of the program is to refocus the Company on its core customer base and to align financial resources appropriately. As part of this effort, the Company completed its shutdown of Tradient Technologies, Inc. ("Tradient") on February 1, 2010.

       The initiatives resulted in the elimination of 23% of the Company's full time work force in fourth quarter of 2009 and the first quarter of 2010 which is anticipated to reduce employee costs by $2.1 million annually. Additionally, cost savings of $750,000 are anticipated from reduced capital expenditures and infrastructure costs associated with operating Tradient. The savings are expected to be realized beginning in the second quarter of 2010.

       "Terra Nova operates in an industry that is going through significant change. Making the right operating decisions at this juncture is imperative," said Bernay Box, Chief Executive Officer. "We looked critically at all of our business operations and determined to eliminate offerings that were not directly serving our active professional trading clients. This review resulted in the decision to shut down Tradient Technologies. This move is much more than a reaction to lower ticket volume; it is targeted at re-focusing the Company on its long-time customer. As we continue to experience significantly lower ticket volumes, preserving our capital remains our primary focus."

Selected Fourth Quarter Results and Discussion
•	Consolidated revenue was $5.7 million for the three months ended December 31, 2009 versus $8.9 million for the same period in 2008. The following factors were primary contributors to the $3.2 million decrease in revenue:

°	Commissions and fees revenues were $5 million for the three months ended December 31, 2009-$3.1 million lower than in the same period in 2008. Lower trade volumes, primarily as a result of persistently low market volatility reduced revenues by $4.2 million. Commissions per trade for the three months ended December 31, 2009 improved 29.5% over the same period in 2008, to $5.86. This improvement in commissions per trade offset the revenue impact of the reduction in trading volume by about $1.1 million for the three months ended December 31, 2009.

°	Net interest income declined by $115,000 to $284,000 for the three months ended December 31, 2009, compared to same period in 2008. The decline was primarily attributable to a drop in the federal funds rate-the base rate from which the Company earns interest on its bank deposits and margin loans. Additionally, client margin balances increased by 14% for three months ended December 31, 2009 compared to the same period in 2008.

°	Software fees from Tradient trading platforms subscriptions decreased by 26% to $212,000 for the three months ended December 31, 2009 compared to the same period in 2008. The decline is attributable to the Company's decision to exit the software development business associated with its proprietary Tradient trading platforms.

•	DARTs (daily average revenue trades) were 13,440 for the three months ended December 31, 2009 compared to 28,567 for the same period in 2008. The results are primarily attributable to a decline in active clients, as well as a less volatile market than experienced in the fourth quarter of 2008. Shares and contracts traded during the quarter ended December 31, 2009 totaled 1.2 billion compared to 1.9 billion in the same period last year.

•	Commission gross profit margin (commissions and fees less cost of sales) declined 6.5% to 47.3% for the three months ended December 31, 2009, compared to the same period in 2008. The decline in gross commission margin stems from a shift in trading activity from retail clients to more commission payout clients. Additionally, in the fourth quarter of 2008 the Company received a rebate of regulatory fees totaling $214,000 compared to no rebate in the same period of 2009-the rebate accounts for 2.1% of the variance in commission gross profit margin in the three months ended December 31, 2009 when compared to the same period in 2008.

•	Adjusted EBITDA was ($12.4 million) for the three months ended December 31, 2009 compared to $1.8 million for the same period in 2008.

•	Net loss per share was ($0.48) for the three months ended December 31, 2009 compared to net income per share of $0.05 for the same period in 2008.

•	Items included in three months ended December 31, 2009: $619,000 non-cash impairment charge related to the shutdown of Tradient; $262,000 of severance charges related to the reduction in workforce; $204,000 dispute with a third party clearing partner; a non-cash charge of $7.5 million for the full write down of goodwill; and a non-cash charge of $967,000 for the write down on capitalized software assets. Excluding these charges, loss before income taxes would have been an operating loss of ($1.5 million) for the three months ended December 31, 2009 instead of the reported operating loss of ($11.1 million.)

 CONSOLIDATED FINANCIAL STATEMENTS - Preliminary Unaudited

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Years Ended December 31,		Three Months Ended December 31,
	2009	2008	2009	2008
REVENUES
Commissions and fees	$24,799,276	$31,578,276	$5,037,335	$8,139,589

Interest income	1,473,405	5,314,233	284,175	466,133
Interest expense on brokerage accounts	-	1,075,883	-	66,195
Net interest income	1,473,405	4,238,350	284,175	399,938

Software fees, net	929,471	852,133	212,493	288,976
Other revenues	397,353	426,792	135,161	67,061

Net revenues	27,599,505	37,095,551	5,669,164	8,895,564

EXPENSES
Commissions and clearing	9,578,920	11,090,405	1,915,116	2,822,803
Compensation and benefits	8,657,365	8,537,649	2,040,382	1,412,327
Software and market data	3,251,404	5,797,055	756,556	1,216,858
Advertising and promotional	604,828	629,126	148,689	159,035
Professional fees	2,901,713	2,815,477	868,911	766,670
Communications and information technology	952,682	864,638	239,341	226,927
Depreciation and amortization	2,306,639	2,307,628	590,723	585,774
Bad debt expense	-	3,604,685	-	133,795
Loss on impairment of goodwill	7,501,408	-	7,501,408	-
Loss on impairment of capitalized software development costs	1,410,414	-	1,410,414	-
Loss on impairment of property and equipment	173,599	-	173,599	-
Other general and administrative expenses	3,208,760	1,362,875	1,079,669	385,772

Total expenses	40,547,732	37,009,538	16,724,808	7,709,961

Net income (loss) before income taxes	(12,948,227)	86,013	(11,055,644)	1,185,603

Income tax expense (benefit)	262,979	(277,734)	1,000,000	(38)

Net income (loss)	(13,211,206)	363,747	(12,055,644)	1,185,641

Dividends on preferred stock	-	(20,113)	-	-

Net income (loss) attributable to common shareholders	$(13,211,206)	$343,634	$(12,055,644)	$1,185,641

Net income (loss) per common share:
Basic	$(0.52)	$0.01	$(0.48)	$0.05

Diluted	$(0.52)	$0.01	$(0.48)	$0.05

Weighted average common shares outstanding:
Basic	25,259,530	25,860,874	25,054,508	25,483,909

Diluted	25,259,530	25,860,874	25,054,508	25,483,909

Consolidated financial statements - Preliminary Unaudited, continued

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31, 2009	December 31, 2008

ASSETS
Cash and cash equivalents	$1,857,671	$7,889,553
Cash segregated in compliance with federal regulations	136,042,376	141,159,364
Receivables from brokers, dealers and clearing organizations	23,001,389	13,568,459
Receivables from brokerage customers	12,022,905	4,858,360
Property and equipment, net of accumulated depreciation and amortization	1,045,707	1,221,066
Capitalized software development costs, net of accumulated amortization	246,835	2,060,015
Intangible assets, net of accumulated amortization	2,741,364	4,111,514
Income tax receivable	738,285	1,446,264
Goodwill	-	7,501,408
Deferred income taxes, net	1,499,761	1,784,761
Other assets	657,361	1,346,764
Total assets	$179,853,654	$186,947,528

LIABILITIES AND SHAREHOLDERS' EQUITY

Payables to brokerage customers	$159,825,033	$151,970,566
Payables to brokers, dealers and clearing organizations	490,911	913,621
Accounts payable and accrued expenses	1,355,905	2,525,692
Total liabilities	161,671,849	155,409,879

Commitments and contingencies

Shareholders' equity
Preferred stock; $10 par value; 5,000,000 shares authorized; none issued	-	-
Common stock; $0.01 par value; 150,000,000 shares authorized; 25,482,942 shares issued and 25,054,508 shares outstanding at December 31, 2009 and 25,482,942 shares issued and outstanding at December 31, 2008	254,829	254,829
Treasury stock, common, at cost; 428,434 shares at December 31, 2009 and no shares at December 31, 2008	(272,056)	-
Additional paid-in capital	52,132,836	52,005,418
Accumulated deficit	(33,933,804)	(20,722,598)
Total shareholders' equity	18,181,805	31,537,649
Total liabilities and shareholders' equity	$179,853,654	$186,947,528

        In addition to reporting financial results in accordance with generally accepted accounting principles in the United States, or GAAP, the Company uses the measure of non-GAAP Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and other non-cash items) and non-GAAP loss before income taxes. These measures are not in accordance with or an alternative for GAAP, and should not be considered more meaningful than amounts determined in accordance with GAAP, and may be different from measures used by other companies. Adjusted EBITDA eliminates certain items of expenses and losses. The Company's management believes that this statistic can help in the assessment and evaluation of the relative strength of the Company's operating performance and is intended to assist investors in evaluating the current operating and financial performance of the Company's core business. The non-GAAP loss before income taxes excludes certain non-cash charges and certain items, including arbitration awards, that we believe to be unusual. Management believes that their exclusion provides individuals with additional information to compare the Company's results over multiple periods. The exclusion of these identified items from this non-GAAP financial measure should not be construed as an inference that arbitration hearings or awards are unusual or infrequent. The Company's management uses these measures internally for reviewing its financial results and for business planning. The Company discloses this information externally along with a reconciliation of their most directly comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results.

       Below are Terra Nova's preliminary unaudited Total Adjusted EBITDA reconciliations for the three and twelve months ended December 31, 2009 and 2008.

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Adjustments - Unaudited

	Years Ended December 31,		Three Months Ended December 31,
	2009	2008	2009	2008
Commissions and fees	$24,799,276	$31,578,276	$5,037,335	$8,139,589
Net interest income	1,473,405	4,238,350	284,175	399,938
Software fees, net	929,471	852,133	212,493	288,976
Other revenue	397,353	426,792	135,161	67,061
Net revenues	27,599,505	37,095,551	5,669,164	8,895,564

Cost of sales	12,618,052	16,362,476	2,656,670	3,764,399
Gross profit	14,981,453	20,733,075	3,012,494	5,131,165
Operating expenses	27,929,680	20,647,062	14,068,138	3,945,562

Net income (loss) before income taxes	(12,948,227)	86,013	(11,055,644)	1,185,603

Income tax expense (benefit)	262,979	(277,734)	1,000,000	(38)

Net income (loss)	(13,211,206)	363,747	(12,055,644)	1,185,641

Adjustments
Depreciation and amortization	2,306,639	2,307,628	590,723	585,774
Stock-based compensation	127,418	143,562	36,154	36,477
Income tax (expense) benefit	(262,979)	277,734	(1,000,000)	38

Total Adjusted EBITDA	$(11,040,128)	$3,092,671	$(12,428,767)	$1,807,930

Commissions gross profit	$12,181,224	$15,215,800	$2,380,665	$4,375,190
Commissions gross profit margin	49.1%	48.2%	47.3%	53.8%

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Adjustments - Unaudited

	Years Ended December 31,		Three Months Ended December 31,
	2009	2008	2009	2008
Total revenues	$27,599,505	$37,095,551	$5,669,164	$8,895,564
Total expenses	40,547,732	37,009,538	16,724,808	7,709,961
Net income (loss) before income taxes	(12,948,227)	86,013	(11,055,644)	1,185,603

ADJUSTMENTS
Unusual arbitration and litigation accrual	465,000	-	-	-
Unusual customer trading losses	-	3,553,297	-	-
Loss on Tradient assets writedown	619,000	-	619,000	-
Severance charges due to reduction in workforce	285,000	-	262,000	-
Loss from settlement with a third party clearing firm	204,000	-	204,000	-
Goodwill impairment and capitalized software writeoff	8,467,000	-	8,467,000	-
Total Adjusted income (loss) before taxes	$(2,908,227)	$3,639,309	$(1,503,644)	$1,185,603

About Terra Nova Financial Group, Inc.

       Terra Nova Financial Group, Inc. is a holding company of businesses providing a range of products and services to professional traders. The Company has two primary subsidiaries. Terra Nova Financial, LLC, a broker-dealer registered with the U.S. Securities and Exchange Commission and a member of Financial Industry Regulatory Authority, Inc. provides execution, clearing and prime brokerage services to professional traders, hedge funds and money managers. SC QuantNova Research SRL, based in Bucharest, Romania, provides software development, architecture and engineering for back office clearing systems. Terra Nova Financial Group, Inc. trades under the stock symbol "TNFG" and is listed on the OTC Bulletin Board.

       Terra Nova Financial, LLC ("Terra Nova") is a specialized financial services firm focused on supporting trading professionals. Professional traders, hedge funds and money managers come to Terra Nova for value in execution, clearing and prime brokerage services. This recognition originated with the firm's role (from 1996 to 1998) as the sponsoring broker-dealer for the innovative Archipelago ECN (now part of the NYSE Euronext). Terra Nova empowers self-directed clients to trade, analyze, strategize and report through a portfolio of advanced trading platforms. Terra Nova was founded in 1994 and is headquartered in Chicago, Illinois with a sales presence in New York, New York. Primary sources of revenue for Terra Nova include commissions, account fees and interest.

       Terra Nova is a member of Financial Industry Regulatory Authority, Inc. ("FINRA"), Securities Investor Protection Corporation ("SIPC"), National Futures Association ("NFA"), The Depository Trust & Clearing Corporation ("DTCC"), National Securities Clearing Corporation ("NSCC") and The Options Clearing Corporation ("OCC") along with the following exchanges: International Securities Exchange, Boston Options Exchange, NYSE Arca Options, NYSE Amex Options, NASDAQ OMX PHLX, NYSE Arca Equities, NYSE Amex Equities, NYSE Euronext, NASDAQ OMX BX, NASDAQ Stock Market, ISE Stock Exchange, National Stock Exchange and BATS Exchange, Inc.

Forward-looking statements

       Certain statements in this release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and other laws and regulations. Such forward-looking statements involve known and unknown risks and other important factors that could cause the actual results or performance of the company to differ materially from any future results expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "will," "expect," "anticipate," "intend," "project," or other similar words, or the negative of these terms or comparable language, or by discussion of strategy or intentions. This cautionary statement is being made pursuant to applicable securities laws with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. The Company cautions investors that any forward-looking statements made by the Company are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to the Company, include, but are not limited to, risks and uncertainties that are described in the Annual Report on Form 10-K for the year ended December 31, 2008 and in other securities filings by the Company with the SEC. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact Information

For more information about Terra Nova's brokerage and clearing services, please visit www.TNFG.com.

Investor Relations: Gregg J. Fuesel-1-312-827-3654